                                                                    Exhibit 10.9

                           PLACEMENT AGENCY AGREEMENT

     This Placement Agency Agreement (this "Agreement") is made and entered into as of May 27, 2005 (the "Effective Date"), by and between Blue Dolphin Energy Company, a Delaware corporation (the "Company"), and Starlight Investments, LLC, a Texas corporation ("Starlight").

     WHEREAS, the Company desires to retain Starlight as its non-exclusive placement agent, and Starlight is willing to act in its specific capacity, in each case subject to the terms and conditions of this Agreement.

     WHEREAS, the Company currently has in place investment banking agreements with other firms including Amerifund Capital Group, LLC, this agreement is exclusive to the $5 (five) million proposed "PIPE" transaction as contemplated herein, and PIPE related agency fees as defined in Section 6.(a) below will only be paid to Starlight under this agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Starlight (each a "Party" and collectively, the "Parties") hereby agree as follows:

1.   RETENTION OF STARLIGHT; SCOPE OF SERVICES

     (a) Subject to the terms and conditions set forth herein, the Company hereby retains Starlight to act as the non-exclusive placement agent to the Company during the Contract Period (as defined in Section 2 below), and Starlight hereby agrees to be so retained.

     (b) As the non-exclusive placement agent to the Company, Starlight will have the non-exclusive right during the Contract Period to identify for the Company prospective purchasers (collectively, the "Purchasers" and each individually, a "Purchaser") in a placement (the "Placement") of equity securities to be issued by the Company, the type and dollar amount being as mutually agreed to by the Parties (the "Securities").

     (c) Terms of the Placement shall be as set forth in subscription documents, including any stock purchase or subscription agreement, escrow agreement, registration rights agreement, warrant agreement and/or other documents to be executed and delivered in connection with the Placement (collectively, the "Subscription Documents"). The Placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D ("Regulation D") of the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act.

     (d) Starlight will act on a best efforts basis and will have no obligation to purchase any of the Securities offered in the Placement. During the Contract Period, Starlight shall have the non-exclusive right to arrange for all sales of Securities in the Placement, including without limitation the non-exclusive right to identify

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------
          potential buyers for the Securities. All sales of Securities in the Placement shall be subject to the approval of the Company, which approval may be withheld in the Company's sole discretion.

2.   CONTRACT PERIOD AND TERMINATION

     (a) Starlight shall act as the Company's non-exclusive placement agent under this Agreement for a period commencing on the Effective Date, and continuing until the earlier of the Closing of the proposed "PIPE" transaction or the Company's decision not to pursue the transaction, or until terminated by either Party upon 30 days notice to the other Party (the "Contract Period").

     (b) Upon termination, neither party will have any further obligation under this Agreement, except as provided in Sections 5, 6, 7, 8, 9 and 10 hereof.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The representations and warranties of the Company made to the Purchasers as set forth in the Subscription Documents are hereby incorporated by reference as of the date of consummation of the sale of the Securities (the "Closing") and all such representations and warranties are hereby deemed made by the Company directly to Starlight as though set forth in full herein.

4.   COVENANTS OF THE COMPANY

     The Company covenants and agrees as follows:

     (a) Neither the Company nor any affiliate of the Company (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

     (b) Any and all filings and documents required to be filed in connection with or as a result of the Placement pursuant to federal and state securities laws are the responsibility of the Company and will be filed by the Company.

     (c) Any press release to be issued by the Company announcing or referring to the Placement shall be subject to the prior review of Starlight, and each such press release shall, at the request of Starlight, identify Starlight as the placement agent. Starlight shall be permitted to publish a tombstone or similar advertisement upon completion of the Placement identifying itself as the Company's placement agent with respect thereto. This Agreement shall not be filed publicly by the Company without the prior written consent of Starlight, unless required by applicable law or regulation.

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------

5.   FURNISHING OF COMPANY INFORMATION; CONFIDENTIALITY

     (a) In connection with Starlight's activities hereunder on the Company's behalf, the Company shall furnish Starlight with all reasonable information concerning the Company and its operations that Starlight deems necessary or appropriate (the "Company Information") and shall provide Starlight with reasonable access to the Company's books, records, officers, directors, employees, accountants and counsel. The Company acknowledges and agrees that, in rendering its services hereunder, Starlight will be using and relying upon the Company Information without independent verification thereof or independent appraisal of any of the Company's assets and may, in its sole discretion, use additional information contained in public reports or other information furnished by the Company or third parties.

     (b) Starlight agrees that the Company Information will be used solely for the purpose of performing its services hereunder. Subject to the limitations set forth in subsection (c) below, Starlight will keep the Company Information provided hereunder confidential and will not disclose such Company Information or any portion thereof, except (i) to a third party contacted by Starlight on behalf of, and with the prior approval of, the Company pursuant hereto who has agreed to be bound by a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company's consent to disclose such Company Information has been obtained.

     (c) Starlight's confidentiality obligations under this Agreement shall not apply to any portion of the Company Information which (i) at the time of disclosure to Starlight or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Starlight in violation of this Agreement); (ii) was available to Starlight on a non-confidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company; (iii) has been independently acquired or developed by Starlight without violating any of its obligations under this Agreement; or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that Starlight becomes legally compelled to disclose any of the Company Information, Starlight shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

     (d) The obligations of the Parties under this Section 5 shall survive the termination of this Agreement for 12 months.

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------

6.   FEES AND EXPENSES

     (a) As compensation for services rendered by Starlight in connection with the Placement, the Company agrees to pay Starlight a fee of seven percent (7%) of the gross proceeds from the sale of Securities sold in the Placement (the "Agency Fee"). The Agency Fee shall be paid immediately upon the closing of each sale of Securities by the Company. Due diligence, marketing, and other offering related third party (including Amerifund Capital Group, LLC offering related expenses) expenses not covered in section 6.(b) below will be credited against the Agency Fee.

     (b) The Company shall also promptly reimburse Starlight for all reasonable out-of-pocket expenses incurred by Starlight and its directors, officers and employees in connection with the performance of Starlight's services under this Agreement. For these purposes, "out-of-pocket expenses" shall include, but not be limited to, attorney's fees and costs, long distance telephone, facsimile, courier, mail, supplies, travel and similar expenses. Except for bills for long distance telephone, facsimile, express mail, courier, mail and supplies, Starlight will not incur any expenses without the prior consent of the Company; and the Parties shall attempt to have the Company direct billed as often as possible for such expenses.

     (c) Upon closing of the Placement, the Company agrees to issue to Starlight and/or its assigns, a Securities Purchase Warrant (the "Representative's Warrant") entitling the holder(s) thereof to purchase an amount of Securities equal to six percent (6%) of the total number of Securities sold in the Placement for a period of three
          (3) years at an exercise price per share equal to the price at which the Securities are sold to Purchasers. The Representative's Warrant shall otherwise be substantially in the form of EXHIBIT A attached hereto.

     (d) Addendum B to that certain Agreement dated August 5, 2004 between Amerifund Capital Group, LLC and the Company, attached herein by reference as EXHIBIT C, provides for the provision of consultancy and other services by Amerifund Capital Group, LLC or its subsidiaries, collectively ("AMCAP"), to the Company in connection with the Placement, in return for fees payable to AMCAP. Starlight hereby agrees that any such fees paid or payable to AMCAP by the Company shall be credited against the fees due Starlight hereunder.

     (e) The obligations of the Parties under this Section 6 shall survive the termination of this Agreement for any reason for 12 (twelve) months.

7.   INDEMNIFICATION

     (a) The Company agrees to indemnify and hold Starlight harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) related to or arising out of Starlight's engagement hereunder or its role in connection herewith, and will reimburse Starlight for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by Starlight in

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------
          connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Starlight is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Starlight. The Company also agrees that Starlight shall not have any liability to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result primarily from the bad faith, gross negligence or willful misconduct of Starlight. In the event that the foregoing indemnity is unavailable (except by reason of the bad faith, gross negligence, or willful misconduct of Starlight), then the Company shall contribute to amounts paid or payable by Starlight in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Starlight in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that Starlight may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of Starlight. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against Starlight or any other person entitled to indemnification or contribution under this subsection (a).

     (b) Starlight agrees to indemnify and hold the Company harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Starlight, and will reimburse the Company for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by the Company in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Company is a party. In the event that the foregoing indemnity is unavailable, then Starlight shall contribute to amounts paid or payable by the Company in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Starlight in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that the Company may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of the Company. Starlight hereby consents to personal jurisdiction, service and venue in any court in which any claim, which is subject to this agreement, is brought against the Company or any other person entitled to indemnification or contribution under this subsection (b).

     (c) The obligations of the Parties under this Section 7 shall survive the termination of this Agreement for a period of 12 (twelve) months.

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------

8.   NON-CIRCUMVENTION

     The Company and Starlight acknowledge that Amerifund Capital Securities, a subsidiary of Amerifund Capital Group, LLC (hereinafter referred to collectively as AMCAP) and an affiliate of Starlight has previously disclosed and will further identify and disclose investors to that certain Agreement between the Company and AMCAP dated August 5, 2004. Such investors have been registered in writing with, and the Company has agreed to, such list of approved and subsequently to be approved investors for solicitation by AMCAP. Starlight hereby agrees that, for a period of one year from the end of the Contract Period or other termination of this Agreement, Starlight will not enter into any agreement, transaction or arrangement with any of the institutions (including their agents, principals and affiliates and the accounts and funds which they manage or advise) which AMCAP has introduced, directly or as a result of a referral from such institution, to the Company as prospective purchasers of the Securities in the Placement (collectively, the "AMCAP Contacts"), regardless of whether a transaction is consummated with such prospective purchasers, unless Starlight notifies AMCAP and the Company in writing of the agreement, transaction or arrangement, and pays AMCAP either a fee equal to the Agency Fee or a mutually agreeable fee for securities of the Company sold to AMCAP Contacts.

9.   GOVERNING LAW

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

10.  ARBITRATION

     Starlight and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Any dispute which the parties cannot resolve may then be submitted by either party to binding arbitration in Houston, Texas under the rules of the American Arbitration Association for resolution. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

11.  NO WAIVER

     The failure or neglect of any party hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or waiver by any party of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------

12.  SUCCESSORS AND ASSIGNS

     The benefits of this Agreement shall inure to the benefit of the Parties, their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties shall be binding upon their respective successors and assigns. This Agreement may not be assigned by either Party without the express written consent of the other Party, which consent shall not be unreasonably withheld.

13.  NOTICES

     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, recognized overnight delivery service, or facsimile as follows:

          If to the Company:

          Blue Dolphin Energy Company
          801 Travis, Suite 2100
          Houston, TX 77002
          Facsimile: 713-227-7626
          Attention: Michael Jacobson (President)

          If to Starlight:

          Starlight Investments, LLC.
          c/o Amerifund Capital Group, LLC
          14800 St Mary's Lane, Suite 130
          Houston, TX 77079
          Facsimile: 713-482-2004
          Attention: Andrew J. Martin (Branch Manager)

     Either Party may change its address or facsimile number set forth above by giving the other Party notice of such change in accordance with the provisions of this Section 13. A notice shall be deemed given (a) if by personal delivery, on the date of such delivery, (b) if by certified mail, on the date shown on the applicable return receipt, (c) if by overnight delivery service, on the day after the date delivered to the service, or
     (d) if by facsimile, on the date of transmission.

14.  NATURE OF RELATIONSHIP

     The Parties intend that Starlight's relationship to the Company and the relationship of each director, officer, employee or agent of Starlight to the Company shall be that of an independent contractor and not as an employee of the Company or an affiliate thereof. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Starlight and the Company or their respective successors or assigns. Neither Starlight nor any director, officer, employee or agent of Starlight shall be considered to be an employee of the Company by virtue of the services provided hereunder.

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------

15.  MISCELLANEOUS

     Starlight's obligations under this Agreement are subject to the following general conditions:

     (a) All relevant terms, conditions, and circumstances relating to the Placement will be reasonably satisfactory to the Company, Starlight and their respective counsel.

     (b) Starlight reserves the right to solicit the assistance of outside dealers ("Dealers") to assist in the offer and sale of the Placement; provided, however, that any such Dealers agree in writing to be bound by the terms of the Placement. It is understood that Starlight, in its sole discretion, shall be entitled to pay over to any such Dealers any portion of the compensation received by Starlight hereunder. The Company shall have no financial liability for any fees or expenses of any such Dealers.

16.  CAPTIONS

     The Section titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

17.  AMENDMENTS

     No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing and signed by a duly authorized representative of each Party.

18.  PARTIAL INVALIDITY

     If it is finally determined that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

19.  ENTIRE AGREEMENT

     This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------

20.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by duly authorized representatives of the Company and Starlight.

                                        BLUE DOLPHIN ENERGY COMPANY


                                        By: Ivar Siem
                                        Title: Chairman & CEO


                                        STARLIGHT INVESTMENTS, LLC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        Initials:


                                        For Company:
                                                     ---------------------------


                                        For Starlight:
                                                       -------------------------

                                    EXHIBIT A

                        FORM OF REPRESENTATIVE'S WARRANT

                                 [See attached]

                                     SAMPLE

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES), SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

Date: ______________                                         Warrant to Purchase

                                                                ***______***
                                                                   Shares

                           BLUE DOLPHIN ENERGY COMPANY

             (Incorporated under the laws of the State of Delaware)

             REPRESENTATIVE'S WARRANT FOR THE PURCHASE OF SHARES OF

                                  COMMON STOCK

     Warrant Price: $_____ [the same price that the Securities were sold in the Placement] per share, subject to adjustment as provided below.

     THIS IS TO CERTIFY that, for value received, Starlight Investments, LLC. ("Starlight") and its assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to ***______*** shares of the common stock, par value $0.01 per share ("Common Stock"), of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), and to receive certificate(s) for the Common Stock so purchased.

     1. EXERCISE PERIOD AND VESTING. The exercise period is the period beginning on the date of this Warrant (the "Issuance Date") and ending at 5:00 p.m., Houston, Texas time, on ______________ [Three years from the Issuance Date] (the "Exercise Period"). This Warrant is vested in full as of the Issuance Date and is immediately exercisable by Holder. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period. Subject to adjustment as provided below, the Warrant Price shall be adjusted as follows:
(i) for the period of time beginning on the issuance date and until the later of the date such warrant shares underlying the warrant are registered or one (1) year [110% of the Warrant Price], (ii) after the expiration of the later of one year after the date hereof or until the warrant shares underlying the warrant are registered until two (2) years [120%of the Warrant Price], and (iii) after the expiration two (2) years after the date hereof [130% of the Warrant Price].

     2. EXERCISE OF WARRANT; CASHLESS EXERCISE. This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price (the "Warrant Price"), either (a) in cash, by wire transfer or by certified check or bank cashier's check, payable to the order of the Company, or (b) by surrendering such number of shares of Common Stock received upon exercise of this Warrant with a current market price equal to the Warrant Price (a "Cashless Exercise") together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A (the "Subscription"). Upon receipt of the foregoing, the Company will deliver to the Holder, as promptly as possible, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or its transferee (as permitted under Section 3 below). With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant, a properly executed Subscription and payment of the Warrant Price is received by the Company (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for.

     If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

     X = (Y x (A-B))/A

     Where:

            X = the number of shares of Common Stock to be issued to Holder;

            Y = the portion of the Warrant (in number of shares of Common Stock)
                being exercised by Holder (at the date of such calculation);

            A = the fair market value of one share of Common Stock on the
                Exercise Date (as calculated below); and

            B = Warrant Price (as adjusted to the date of such calculation).

     For purposes of the foregoing calculation, "fair market value of one share of Common Stock on the Exercise Date" shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange for day immediately prior to such Exercise Date;
(ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System or NASDAQ Small Cap Market (or a similar system then in use), the last reported sales price for the day immediately prior to such Exercise Date; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the ten (10) trading days immediately prior to such Exercise Date. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the period in question, then the current market price shall be determined as of the latest ten (10) day period prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company. The Company acknowledges and agrees that this Warrant was issued on the Issuance Date.

     3.   TRANSFERABILITY AND EXCHANGE

          (a) This Warrant, and the Common Stock issuable upon the exercise hereof, may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant and the underlying shares of Common Stock shall be transferable from time to time by the Holder upon written notice to the Company. If this Warrant is transferred, in whole or in part, the Company shall, upon surrender of this Warrant to the Company, deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend similar to the legend at the top of this Warrant on any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant or any replacement Warrants. Only a registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original Warrant and an original Assignment, substantially in the form set forth in Exhibit B attached hereto.

          (b) This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

     4. ADJUSTMENTS TO WARRANT PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (excluding, and subject to any prior rights of, any class or series of preferred stock).

          (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock or other securities, (ii) subdivide its outstanding shares of Common

Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Warrant Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company, at the same aggregate Warrant Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock on such record date, less the amount of cash so to be distributed (or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

          (c) For the purpose of any computation under any subsection of this
Section 4, the "current market price" per share of Common Stock on any date shall be the per share price of the Common Stock on the trading day immediately prior to the event requiring an adjustment hereunder and shall be: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System or Small Cap Market System (or a similar system then in use), the last reported sales price so reported on such day; or (iii) if neither (i) nor
(ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

          (d) Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

          (e) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

          (f) If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock), or if all or substantially all of the assets or business of the Company are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation, merger, or sale (a "Transaction"), lawful and adequate provision shall be made whereby the Holder shall have the right from and after the Transaction to receive, upon exercise of this Warrant and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock that would have been issuable if this Warrant had been exercised immediately before the Transaction, such shares of stock, securities, or assets as the Holder would have owned immediately after the Transaction if the Holder had exercised this Warrant immediately before the effective date of the Transaction.

     5. REGISTRATION RIGHTS. The Company hereby grants to Holder, with respect to the shares of Common Stock underlying this Warrant, registration rights identical to those that are granted to Purchasers in the Placement (as such terms are defined in that certain Placement Agency Agreement, dated as of __________, by and between the Company and Starlight); it being specifically agreed and understood that the shares of Common Stock underlying this Warrant will be included in any registration statement filed by the Company which includes shares of Common Stock, or shares of Common Stock underlying any securities, issued to Purchasers in the Placement.

     6. RESERVATION OF SHARES. The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

     7. NOTICES TO HOLDER. Upon any adjustment of the Warrant Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter cause to be given to the Holder written notice of such adjustment. Such notice shall include the Warrant Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 7.

     In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

     8. NO RIGHTS AS A STOCKHOLDER. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

     9. ADDITIONAL COVENANTS OF THE COMPANY. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Stock issuable from time to time upon exercise of this Warrant, (b) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (c) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

     11. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or (iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other address as shall be specified by the parties by like notice):

     if to the Holder:

           Starlight Investments, LLC
           c/o Amerifund Capital Group, LLC
           14800 St. Mary's Lane, Suite 130
           Houston, TX 77079
           Facsimile: 713-482-2004
           Attention: Andrew J. Martin (Branch Manager)

     and, if to the Company:

           Blue Dolphin Energy Company
           801 Travis, Suite 2100
           Houston, TX 77002
           Facsimile: 713-227-7626
           Attention: President

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

     12. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

     13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of choice of laws thereof.

     14. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     15. ENTIRE AGREEMENT. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                        BLUE DOLPHIN ENERGY COMPANY


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                    Exhibit A

                                SUBSCRIPTION FORM

(To be Executed by the Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

     The undersigned hereby irrevocably subscribes for _______ shares (the "Stock") of the Common Stock of _________________ (the "Company") pursuant to and in accordance with the terms and conditions of the attached Warrant (the "Warrant"), and hereby makes payment of $_______ therefor by [tendering cash, wire transferring or delivering a certified check or bank cashier's check, payable to the order of the Company] [surrendering _______ shares of Common Stock received upon exercise of the Warrant, which shares have a current market price equal to such payment as required in Section 2 of the Warrant]. The undersigned requests that a certificate for the Stock be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If the Stock is not all of the shares purchasable pursuant to the Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

     In connection with the issuance of the Stock, I hereby represent to the Company that I am acquiring the Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     I understand that because the Stock has not been registered under the Securities Act, I must hold such Stock indefinitely unless the Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Stock unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition. I agree that each certificate representing the Stock delivered to me shall bear substantially the same legend as set forth on the front page of the Warrant.

     I further agree that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company of an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.


     Date:                              Signed:
           --------------------------           --------------------------------
                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                    Exhibit B

                                   ASSIGNMENT

    (To be Executed by the Holder to Effect Transfer of the Attached Warrant)

     For Value Received __________________________ hereby sells, assigns and transfers to _________________________ the Warrant attached hereto and the rights represented thereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _________________________ as attorney to transfer such Warrant on the books of the Company with full power of substitution.


     Dated:                             Signed:
            -------------------------           --------------------------------

Please print or typewrite               Please insert Social Security
name and address of                     or other Tax Identification
assign:                                 Number of Assign:

-------------------------------------   ----------------------------------------

-------------------------------------

-------------------------------------

                                    EXHIBIT C

                   ADDENDUM B To That Certain Agreement dated

                                 August 5, 2004

                           (Incorporated by reference)